    Exhibit 24.1

VISTEON CORPORATION
Certificate of Secretary
    The undersigned, Heidi A. Sepanik, Secretary of VISTEON CORPORATION, a Delaware corporation (the "Company"), DOES HEREBY CERTIFY that the following resolutions were adopted by the Board of Directors of the Company on February 5, 2026, and that the same are in full force and effect:

    BE IT HEREBY RESOLVED, that preparation of the Annual Report on Form 10-K of the Company for the year ended December 31, 2025 (the "10-K Report"), including exhibits and other documents, to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934, as amended, be and hereby is in all respects authorized and approved; that the draft 10-K Report be and hereby is approved in all respects; that the directors and appropriate officers of the Company, and each of them, be and hereby are authorized to sign and execute in their own behalf, or in the name and on behalf of the Company, or both, as the case may be, the 10-K Report, and any and all amendments thereto, with such changes therein as such directors and officers may deem necessary, appropriate or desirable, as conclusively evidenced by their execution thereof; and that the appropriate officers of the Company, and each of them, be and hereby are authorized to cause the 10-K Report and any such amendments, so executed, to be filed with the Commission.

    FURTHER RESOLVED, that each officer and director who may be required to sign and execute the 10-K Report or any amendment thereto or document in connection therewith (whether in the name and on behalf of the Company, or as an officer or director of the Company, or otherwise), be and hereby is authorized to execute a power of attorney appointing J. J. Rouquet, B. D. Pynnonen and C. E. Myers, and each of them, severally, his or her true and lawful attorney or attorneys to sign in his or her name, place and stead, in any such capacity, the 10-K Report and any and all amendments thereto and documents in connection therewith, and to file the same with the Commission, each of said attorneys to have power to act with or without the other, and to have full power and authority to do and perform in the name and on behalf of each of said officers and directors who shall have executed such power of attorney, every act whatsoever which such attorneys, or any of them, may deem necessary, appropriate or desirable to be done in connection therewith as fully and to all intents and purposes as such officers or directors might or could do in person.

WITNESS my hand as of this 19th day of February, 2026.

                            /s/ Heidi A. Sepanik
                             Heidi A. Sepanik
                             Secretary

(SEAL)

POWER OF ATTORNEY WITH RESPECT TO
ANNUAL REPORT ON FORM 10-K OF
VISTEON CORPORATION FOR
THE YEAR ENDED DECEMBER 31, 2025

    Each of the undersigned, a director or officer of VISTEON CORPORATION, appoints each of J. J. Rouquet, B. D. Pynnonen and C. E. Myers as his or her true and lawful attorney and agent to do any and all acts and things and execute any and all instruments which the attorney and agent may deem necessary or advisable in order to enable VISTEON CORPORATION to comply with the Securities Exchange Act of 1934, and any requirements of the Securities and Exchange Commission, in connection with the Annual Report on Form 10-K of VISTEON CORPORATION for the year ended December 31, 2025, and any and all amendments thereto, including, but not limited to, power and authority to sign his or her name (whether on behalf of VISTEON CORPORATION, or as a director or officer of VISTEON CORPORATION, or by attesting the seal of VISTEON CORPORATION, or otherwise) to such instruments and to such Annual Report and any amendments thereto, and to file them with the Securities and Exchange Commission. The undersigned ratifies and confirms all that any of the attorneys and agents shall do or cause to be done by virtue hereof. Any one of the attorneys and agents shall have, and may exercise, all the powers conferred by this instrument.
    Each of the undersigned has signed his or her name as of the 19th day of February, 2026

Signature/Name	Position
/s/Sachin S. Lawande Sachin S. Lawande	Director, President and Chief Executive Officer (Principal Executive Officer)
/s/Jerome J. Rouquet Jerome J. Rouquet	Senior Vice President and Chief Financial Officer (Principal Financial Officer)
/s/Colleen E. Myers Colleen E. Myers	Vice President and Chief Accounting Officer (Principal Accounting Officer)
/s/James J. Barrese James J. Barrese	Director
/s/Naomi M. Bergman Naomi M. Bergman	Director
/s/Jeffrey D. Jones Jeffrey D. Jones	Director
/s/ Bunsei Kure Bunsei Kure	Director
/s/Joanne M. Maguire Joanne M. Maguire	Director
/s/Robert J. Manzo Robert J. Manzo	Director
/s/Francis M. Scricco Francis M. Scricco	Director
/s/Marjorie T. Sennett Marjorie T. Sennett	Director
/s/David L. Treadwell David L. Treadwell	Director